Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated June 5, 2020, in the Registration Statement (Form F-1) and related Prospectus of Nanobiotix S.A. dated November 20, 2020.

/s/ ERNST & YOUNG et Autres

Paris La Défense, France
November 20, 2020